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                                  EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITORS

March 18, 2004

VIA FACSIMILE

MR. HARRIS SISKIND
KIRKPATRICK & LOCKHART LLP
Miami Center-20th Floor
201 South Biscayne Blvd.
Miami, FL 33131-2399

Dear Mr. Siskind:

SUBJECT: ALTERNATE ENERGY CORP
------------------------------

We issued our audit report on the above noted corporation on February 12, 2004. We are providing our report to you with our consent to utilize it in the SB-2 filing that you are currently preparing for submission.

Sincerely yours,


/s/ DAVID DANZIGER
PARTNER
DANZIGER & HOCHMAN